Exhibit 99.1

Demandware Announces Second Quarter 2012 Financial Results

Strong Customer Growth and New Customer Launches Drive 47% Subscription Revenue Increase

Large Scale Retailers and Branded Manufacturers Continue to Embrace Demandware’s SaaS Solution

BURLINGTON, Mass.--(BUSINESS WIRE)--August 7, 2012--Demandware®, Inc., (NYSE: DWRE) a leader in on-demand ecommerce, today announced financial results for its second quarter ended June 30, 2012.

Second Quarter Highlights

  Total revenue for the second quarter was $18.4 million, a 43% year over year increase from $12.9 million in the second quarter of 2011
  Subscription revenue for the second quarter was $15.2 million, a 47% year over year increase from $10.4 million in the second quarter of 2011
  124 live customers and 445 live sites at June 30, 2012
  Conducted Second Annual XChange Customer Conference

“Our positive business momentum continued into the second quarter of 2012,” stated Tom Ebling, Chief Executive Officer of Demandware. “We are very pleased that large, rapidly growing retailers, such as Finish Line, embraced our unique SaaS business model while well-established retailers and branded manufacturers, such as L’Oreal and Theory, continued to experience strong growth on the Demandware Commerce platform. We plan to continue to invest in sales and marketing and research and development to capitalize on the strong fundamentals of our business and the opportunity we see for ecommerce solutions in the cloud.”

  Demandware signed significant new customers during the quarter including Finish Line, Ethan Allen, Godiva, Picard Surgeles, the Apparel Group, Crabtree & Evelyn and London Drugs.
  Leading retailers such as Summit Sports, Medipolis and vineyard vines were among the companies that launched new initial sites on the Demandware Commerce platform during the second quarter.
  The company also experienced site expansion with its existing customers (such as Mothercare, Perry Ellis and Diane von Furstenberg) launching ecommerce sites in new geographies or for new brands.

“Our investments in sales and marketing continued to pay dividends during the quarter,” stated Scott Dussault, Demandware Chief Financial Officer. “With the execution of our land and expand strategy and with our key customer wins during the first half of 2012, many of which are large enterprise scale retailers and branded manufacturers, we are confident that the company is poised for growth in 2013 and beyond.”

Demandware’s loss from operations for the second quarter of 2012 was $5.1 million, as compared to a loss from operations of $1.3 million for the same period in 2011, reflecting the company's increased investments to support the growth of its business.

Demandware’s GAAP net loss for the second quarter of 2012 was $5.6 million, or $(0.19) per share attributable to common stockholders, as compared to a net loss of $1.2 million, or $(0.71) per share attributable to common shareholders, for the second quarter of 2011.

Non-GAAP net loss for the second quarter of 2012 was $3.4 million, or $(0.12) per share, as compared to non-GAAP net loss of $0.9 million, or $(0.24) per share, for the second quarter of 2011.(1)

(1)Non-GAAP results exclude expenses related to stock-based compensation and the accretion of redeemable preferred stock.

Quarterly Conference Call

To access the call at 8:30 a.m. EDT today, please dial (866) 356-3095 in the U.S. or +1 (617) 597-5391 internationally. The Passcode for the call is: 70910039. A live webcast of the call will also be available on the investor relations section of the company’s website. An audio replay will be available for one week following the conclusion of the call through August 14, 2012. The replay number is (888) 286-8010 in the U.S. or +1 (617) 801-6888 internationally. The Passcode for the replay is: 93763694. The replay will also be available as a webcast on Demandware’s Investor Relations Web site.

About Demandware

Demandware is a leading provider of software-as-a-service (SaaS) ecommerce solutions that enable companies to easily design, implement and manage their own customized ecommerce sites, including websites, mobile applications and other digital storefronts. Customers use our highly scalable and integrated Demandware Commerce platform to more easily launch and manage multiple ecommerce sites, initiate marketing campaigns more quickly, and improve ecommerce traffic. For more information about Demandware, visit www.demandware.com, call 888-553-9216 or email info@demandware.com.

Demandware is a registered trademark of Demandware, Inc.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Demandware's future financial performance, market growth, the demand for Demandware's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Demandware's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Demandware's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Demandware disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solution; the seasonality of our business; our ability to manage our growth; the continued growth of the market for on-demand software; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; changes in current tax or accounting rules; and other risk and uncertainties. Further information on potential factors that could affect actual results is included in Demandware’s reports filed with the SEC.

Non-GAAP Financial Measures

Demandware has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net loss and non-GAAP net loss per share. Demandware uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Demandware’s ongoing operational performance. Demandware believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Demandware's industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP net loss and non-GAAP net loss per share exclude expenses related to stock-based compensation and the accretion of redeemable preferred. These amounts are often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Demandware, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 30, 2012	December 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$84,737	$14,939
Investments in marketable securities	25,305	-
Accounts receivable — net of allowance of doubtful accounts and credit memos	14,595	16,930
Prepaid expenses and other current assets	3,299	1,878

Total current assets	127,936	33,747

PROPERTY AND EQUIPMENT — Net	9,326	6,404
OTHER ASSETS	1,090	2,735

Total assets	$138,352	$42,886

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Current portion of notes payable	$3,672	$2,098
Accounts payable	2,740	1,884
Accrued expenses	7,492	7,023
Deferred revenue	17,502	13,960
Deferred rent	109	57

Total current liabilities	31,515	25,022

Long-term liabilities:
Deferred revenue	13,079	12,210
Notes payable	3,425	1,882
Deferred rent	868	682
Preferred stock warrant liability	-	107

Total liabilities	48,887	39,903

Series A redeemable convertible preferred stock	-	14,976
Series B redeemable convertible preferred stock	-	18,158
Series C redeemable convertible preferred stock	-	27,884
Series D redeemable convertible preferred stock	-	26,585

Total redeemable convertible preferred stock	-	87,603

Stockholders' equity (deficit):
Common stock	291	45
Additional paid-in capital	165,695	-
Accumulated other comprehensive loss	(80)	(53)
Accumulated deficit	(76,441)	(84,612)

Total stockholders’ equity (deficit)	89,465	(84,620)

Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)	$138,352	$42,886

Demandware, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
Subscription	$15,198	$10,358	$28,811	$19,682
Services	3,162	2,494	5,639	4,774

Total revenue	18,360	12,852	34,450	24,456

Cost of revenue:
Subscription	3,040	2,308	5,906	4,369
Services	3,055	2,392	5,608	4,697

Total cost of revenue	6,095	4,700	11,514	9,066

Gross profit	12,265	8,152	22,936	15,390

Operating expenses:
Sales and marketing	9,568	4,771	15,906	9,303
Research and development	4,084	2,934	7,555	5,411
General and administrative	3,696	1,702	6,401	2,972

Total operating expenses	17,348	9,407	29,862	17,686

Loss from operations	(5,083)	(1,255)	(6,926)	(2,296)

Other (expense) income:
Interest income	46	3	47	5
Interest expense	(79)	(57)	(153)	(119)
Other (expense) income	(447)	156	(649)	569

Other (expense) income — net	(480)	102	(755)	455

Loss before income taxes	(5,563)	(1,153)	(7,681)	(1,841)
Income Tax Expense	70	26	196	55

Net Loss	$(5,633)	$(1,179)	$(7,877)	$(1,896)
Accretion of redeemable preferred stock	-	(1,319)	(1,172)	(2,638)

Net loss attributable to common stockholders	$(5,633)	$(2,498)	$(9,049)	$(4,534)

Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.71)	$(0.49)	$(1.38)

Weighted average common shares outstanding, basic and diluted	29,068	3,496	18,598	3,285

Demandware, Inc.
Stock Based Compensation Expense
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Cost of subscription revenue	$56	$5	$62	$10
Cost of services revenue	230	21	259	51
Sales and marketing	589	54	678	109
Research and development	505	95	550	422
General and administration	854	150	1,064	268

	$2,234	$325	$2,613	$860

Demandware, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,634)	$(1,179)	$(7,877)	$(1,896)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	790	706	1,540	1,400
Loss on disposal of property and equipment	-	86	-	86
Re-measurement of preferred stock warrant liability	-	(1)	426	(3)
Provision for credit memos	69	-	33	-
Stock-based compensation	2,234	325	2,613	860
Deferred rent expense	242	125	238	267
Other non-cash reconciling items	20	80	28	84
Changes in operating assets and liabilities:
Accounts receivable	1,140	(1,443)	2,302	25
Prepaid expenses and other current assets	199	(179)	(874)	(219)
Other long term assets	104	41	104	-
Accounts payable	(94)	(281)	867	(388)
Accrued expenses	1,932	961	275	934
Deferred revenue	1,715	(273)	4,411	(589)

Net cash provided by (used in) operating activities	2,717	(1,032)	4,086	561

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,618)	(2,692)	(3,156)	(2,935)
Purchase of marketable securities	(25,319)	-	(25,319)	-
Proceeds from sale of property and equipment	-	26	-	26
Increase in restricted cash and other assets	(165)	(43)	(165)	(43)

Net cash used in investing activities	(27,102)	(2,709)	(28,640)	(2,952)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts and commissions	-	-	94,116	-
Proceeds from exercise of stock options	33	727	403	1,212
Deferred offering costs	(676)	-	(1,465)	-
Proceeds from issuance of notes payable	1,294	2,369	2,600	2,369
Payments of note payable	(697)	(388)	(1,265)	(748)

Net cash (used in) provided by financing activities	(46)	2,708	94,389	2,833

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(84)	21	(37)	102

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(24,515)	(1,012)	69,798	544

CASH AND CASH EQUIVALENTS — Beginning of period	109,252	18,704	14,939	17,148

CASH AND CASH EQUIVALENTS — End of period	$84,737	$17,692	$84,737	$17,692

Demandware, Inc.

Calculation of Non-GAAP Operating Loss, Non-GAAP Net Loss, and Non-GAAP Net Loss Per Share
(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Operating loss:
GAAP operating loss	$(5,083)	$(1,255)	$(6,926)	$(2,296)
Add back:
Stock-based compensation	2,234	325	2,613	860
Total non-GAAP operating loss	(2,849)	(930)	(4,313)	(1,436)

Net loss:
GAAP net loss	$(5,633)	$(1,179)	$(7,877)	$(1,896)
Add back:
Stock-based compensation	2,234	325	2,613	860
Total non-GAAP net loss	(3,399)	(854)	(5,264)	(1,036)

Non-GAAP net loss per share:
Basic & Diluted	$(0.12)	$(0.24)	$(0.28)	$(0.32)

CONTACT:
Demandware
Erica Smith, 781-425-1222
Director Investor Relations
esmith@demandware.com